Exhibit 10.12

Gordon

BG MEDICINE, INC.

CHANGE OF CONTROL CASH SEVERANCE AGREEMENT

THIS Amended and Restated Change of Control Cash Severance Agreement (the “Agreement”) is dated as of December 22, 2008, by and between BG Medicine, Inc., a Delaware corporation (the “Company”), and Neal Gordon (the “Employee”).

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Employee, notwithstanding the possibility, threat, or occurrence of a Change of Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Employee by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Employee’s full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Employee with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits expectations of the Employee will be satisfied and which are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement;

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto covenant and agree as follows:

1. Certain Definitions. For the purpose of this Agreement and unless defined elsewhere in the Agreement, the following terms shall have the meanings ascribed to them below.

(a) “Cause” means conduct involving one or more of the following: (i) the substantial and continuing failure of the Employee, after notice thereof, to render services to the Company in accordance with the terms or requirements of his or her employment; (ii) disloyalty, gross negligence, willful misconduct, dishonesty, fraud or breach of fiduciary duty to the Company; (iii) deliberate disregard of the rules or policies of the Company, or breach of an employment or other agreement with the Company, which results in direct or indirect loss, damage or injury to the Company; (iv) the unauthorized disclosure of any trade secret or confidential information of the Company; or (v) the commission of an act which constitutes unfair competition with the Company or which induces any customer or supplier to breach a contract with the Company.

(b) “Change of Control” means the sale of the Company by merger, in which the shareholders of the Company in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor) or any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or any other acquisition of the business of the Company, as determined by the Board. For purposes of this Agreement. “Change of Control” shall be interpreted in a manner, and limited to the extent necessary, so that it will not cause adverse tax consequences for either party with respect to Section 409A of the Internal Revenue Code of 1986. as amended (“Code Section 409A”), and any successor statute, regulation and guidance thereto.

(c) “Change of Control Payment” means (i) a cash severance payment equal to six (6) months of the Employee’s base salary and (ii) a continuation of benefits for that same period, each as in effect at the time of the Payment Triggering Event.

(d) “Company” means the Company as hereinbefore defined and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

(e) “Comparable Employment” means employment with the successor following a Change of Control in a position that is similar in status, scope of duties, reporting requirements, authority, responsibilities and compensation to the position held by the Employee at the Company prior to the Change of Control.

(f) “Good Reason” means:

(i) the assignment by the successor to the Employee of any duties inconsistent with the Employee’s position with the successor (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other action by the successor which results in a diminution in such position, authority, duties or responsibilities, excluding for this puipose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the successor promptly after receipt of notice thereof given by the Employee;

(ii) the successor’s requiring the Employee to be based at any office or location other than one within thirty (30) miles of the Company, as set forth in Section 3(b) hereof; or

(iii) any failure by the Company to comply with and satisfy Section 3(g)(iii) of this Agreement.

(iv) For purposes of this Agreement. “Good Reason” shall be interpreted in a manner, and limited to the extent necessary, so that it will not cause adverse tax consequences for either party with respect to Code Section 409A, as amended, and any successor statutes, regulation and guidance thereto.

2. Change of Control Cash Severance Payment.

(a) Payment Triggering Event. In the event the Company undergoes a Change of Control transaction, then the Employee will receive the Change of Control Payment, if either (i) the Employee is not offered Comparable Employment with the successor upon such Change of Control transaction, or (ii) the Employee begins employment with the successor, but such employment is terminated within six (6) months following such Change of Control transaction by the successor without Cause or by the Employee for Good Reason (in either case, the “Payment Triggering Event”).

(b) Mechanics of Payment. Any cash portion of the Change of Control Payment payable under this Agreement is payable in a lump sum in cash, of which one-half is payable within thirty (30) days following the Payment Triggering Event and the balance is payable upon the earlier of six (6) months following the Payment Triggering Event or the death of the Employee. Any continuation of benefits portion of the Change of Control Payment commences upon the Payment Triggering Event and extends for the time period defined under the Change of Control Payment.

(c) Acknowledgement. The Employee hereby acknowledges that by entering into this Agreement the Employee waives all rights he or she may have under any other separation-related policies or agreements with the Company, provided that if the Employee has any other separation policy with the Company that would provide greater benefits to the Employee than this Agreement, then the Employee may elect to receive benefits under such other separation-related policies or agreements in lieu of the benefits provided hereunder.

3. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to principles of conflict of laws.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Employee:

Neal Gordon

6 Scott Road

Lexington, MA 02421

If to the Company:

BG Medicine, Inc.

610 Lincoln Street North

Waltham, Massachusetts 02451

Attention: President and CEO

Confidential

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

(c) Severabilitv. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(d) Taxes. The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

(e) Entire Agreement. This Agreement contains the entire understanding of the Company and the Employee with respect to the subject matter hereof.

(f) Amendments and Waivers. This Agreement may not be amended, modified or any provision hereof waived otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives. The Employee’s or the Company’s failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision hereof.

(g) Assignment and Successors.

(i) This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee’s legal representatives.

(ii) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

(iii) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

[Signature Page to Follow]

IN WITNESS WHEREOF, the party hereto has executed this Amended and Restated Change of Control Cash Severance Agreement or caused this Agreement to be executed by a duly authorized representative, as of the date first written above.

BG MEDICINE, INC.:

By:	/s/ Pieter Muntendam
	Name:	Pieter Muntendam, M.D.
	Title:	President and CEO

EMPLOYEE:

By:	/s/ Neal Gordon
	Name:	Neal Gordon
	Title:	Senior NFG VP, Biomarker Discovery

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